Exhibit 1.1

EXECUTION COPY

9,668,063 Shares of Class A Common Stock

XM SATELLITE RADIO HOLDINGS INC.

UNDERWRITING AGREEMENT

June 8, 2005

UBS Securities LLC

299 Park Avenue

New York, NY 10171

Ladies/Gentlemen:

XM Satellite Radio Holdings Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to UBS Securities LLC (the “Underwriter”) an aggregate of 9,668,063 shares (the “Shares”) of its Class A common stock, par value $0.01 per share (the “Common Stock”). The Shares are more fully described in the Registration Statement referred to below.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-114178) and amendments thereto, and related preliminary prospectus for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter. The registration statement, as amended at or after the time it became effective, including the prospectus, financial statements, schedules, exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include any such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration

Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), proposes to file the Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The Prospectus, in the form in which it was filed with the Commission in the Registration Statement pursuant to Rule 415 of the Securities Act Regulations, is hereinafter referred to as the “Prospectus.” The Prospectus Supplement relating to the Shares for use in connection with the offering and sale of the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the “Prospectus Supplement.” References to the term “Prospectus Supplement,” unless otherwise indicated, shall refer to the Prospectus and the Prospectus Supplement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus, and the Prospectus Supplement, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

(b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the Closing Date referred to in Section 3 hereof, the Prospectus Supplement, as of the date hereof and as of the Closing Date, complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and each of the foregoing did not and as of the Closing Date do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement, as of the date hereof (unless the term “Prospectus Supplement” refers to a prospectus supplement which has been provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the Prospectus Supplement filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriter for such use) and on the Closing Date, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section (1)(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus Supplement made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus Supplement. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material included in paragraphs 5, 10, 11, 12 and 13 under the caption “Underwriting” in the Prospectus Supplement. Each Prospectus Supplement filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus Supplement that have not been described therein as required.

(c) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus Supplement and to own, lease and operate its properties, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iii), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement or the transactions described in the Prospectus Supplement under the caption “Use of Proceeds” (any of the events set forth in clauses (x), (y) or (z), a “Material Adverse Effect”).

(d) All of the outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights. At March 31, 2005, the Company had the Actual and As Adjusted capitalization as set forth in the Prospectus Supplement under the caption “Capitalization” (subject in each case to the assumptions set forth above such caption). As of June 3, 2005, the Company had 212,057,787 shares of Class A Common Stock outstanding, zero shares of Class B common stock outstanding, zero shares of Class C non-voting common stock outstanding, 5,393,252 shares of Series A convertible preferred stock outstanding, 474,289 shares of Series B convertible redeemable preferred stock outstanding, 79,246 shares of Series C convertible redeemable preferred stock outstanding, zero shares of Series D junior participating preferred stock outstanding, options to purchase 15,640,961 shares of Class A common stock outstanding and warrants to purchase 12,155,341 shares of Class A common stock outstanding. There has been no additional capital stock issued by the Company since June 3, 2005, other than the exercise of stock options.

(e) Except as disclosed in the Prospectus Supplement, all of the outstanding capital stock of, or other ownership interests in, the Company’s subsidiaries is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

(f) Except as disclosed in the Prospectus Supplement there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company’s 1998 Shares Award Plan and Employee Stock Purchase Plan or ordinary course option grants consistent with the Company’s past practices).

(g) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed for quotation on the Nasdaq National Market System (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein and the corporate power to effect the Use of Proceeds as described in the Prospectus Supplement.

(i) The statistical and market-related data included in the Prospectus Supplement are based on or are derived from sources which the Company believes to be reliable and accurate in all material respects.

(j) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles.

(k) Neither the Company nor any of its subsidiaries is, nor after giving effect to the Offering will be, (i) in violation of its certificate of incorporation or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act of 1934 (the “Communications Act”) and the rules and regulations of the Federal Communications Commission (the “FCC”), and environmental laws, statutes, ordinances, rules regulations, judgments or court decrees) applicable to the Company or any of its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (ii) and (iii), any default or violation that (A) could not reasonably be expected to have a Material Adverse Effect or (B) which is disclosed in the Prospectus Supplement. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Prospectus or Prospectus Supplement.

(l) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance and sale of the Shares and (iii) consummation by the Company of the transactions contemplated hereby and in the Prospectus Supplement violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the any of them or their property is or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, other than, in the case of clause (B) above, (x) any default or violation that (1) could not reasonably be expected to have a Material Adverse Effect or (2) which is disclosed in the Prospectus Supplement or (y) any “piggyback” registration rights held by investors that will have been waived on or prior to the Closing Date. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the issuance and sale of the Shares and the transactions contemplated hereby and thereby except such as have been obtained and made under the Securities Act and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”).

(m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Prospectus Supplement and that is not so disclosed, or (B) except as has been disclosed in the Prospectus Supplement could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Prospectus Supplement; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares, prevents or suspends the sale of the Shares in any jurisdiction referred to in Section 1(c) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus Supplement; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(o) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries that, in the case of clauses (i), (ii) or (iii) above, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), which in the case of clause (A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

(p) None of the Company or any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(q) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus Supplement as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus Supplement or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Prospectus Supplement, except as described in the Prospectus Supplement or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default by either the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to result in a Material Adverse Effect.

(r) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it or its subsidiaries free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as (1) disclosed in the Prospectus Supplement or (2) as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company or any of its subsidiaries does not infringe on the rights of any person, except as disclosed in the Prospectus Supplement or as could not reasonably be expected to have a Material Adverse Effect.

(s) Neither the Company nor any of its subsidiaries or, to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction), which (i) might subject the Company or any of its subsidiaries, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

(t) All material tax returns required to be filed through the date hereof by the Company or any of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable through the date hereof have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the best knowledge of the Company, there are no material proposed additional tax assessments against the Company, or any of its subsidiaries, or the assets or property of the Company or any of its subsidiaries. Each of the Company and its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements included in the Prospectus Supplement in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(u) None of the Company or any of its subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(v) Except as disclosed in the Prospectus Supplement, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement to which they are a party, or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived on or prior to the Closing Date.

(w) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

(x) Except as disclosed in the Prospectus Supplement, each of the Company and its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that the Company or any of its subsidiaries will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

(y) None of the Company or any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or (ii) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Shares or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(z) The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries, or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, any of its subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would reasonably be expected to have a Material Adverse Effect. None of the Company, any of its subsidiaries, or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of its subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa) Subsequent to the respective dates as of which information is given in the Prospectus Supplement and up to the Closing Date, except as set forth in the Prospectus Supplement, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that will be material to the Company and its subsidiaries taken as a whole, (iii) there has not been, singly or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect, (iv) except for the dividends consisting of shares of Class A Common Stock paid to the holders of the Company’s Series B convertible redeemable preferred stock on May 1, 2005 there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (v) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries, (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets, (vii) there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person in each case, which is material to the Company, (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any of its subsidiaries is a party or by which it is bound,

(ix) there has been no waiver or release of any material right or claim of the Company or any of its subsidiaries, including any write-off or other compromise of any material account receivable of the Company or any of its subsidiaries, and (x) there has been no material change in pricing or royalties set or charged by the Company or any of its subsidiaries to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

(bb) KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus Supplement, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. Except as expressly stated in the letters delivered pursuant to Section 6(f) hereof, the historical financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to Registration Statement on Form S-1 under the Securities Act and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial information included in the Prospectus Supplement has been prepared on a basis consistent with such historical financial statements of the Company and its subsidiaries, and gives effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the Prospectus Supplement.

(cc) The financial statements, together with the related notes, included in the Prospectus Supplement present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus Supplement under the captions “Summary—Summary Consolidated Financial Data” and “Capitalization,” and the financial data schedule set forth in the Registration Statement fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus Supplement.

(dd) Except as pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and its subsidiaries and any other person that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

(ee) The statements (including the assumptions described therein) included in the Prospectus Supplement (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the good faith estimate made by the Company of the matters described therein.

(ff) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(gg) The conditions for use of Form S-3, as in effect on the date hereof and as in effect immediately prior to October 21, 1992, as set forth in the General Instructions thereto, have been satisfied.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

In addition, any certificate signed by any officer of the Company or any of the Company’s subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or any subsidiary thereof, as the case may be, as to matters covered thereby, to the Underwriter.

2. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company 9,668,063 Shares at a purchase price per share of $31.03.

(b) Payment of the purchase price for, and delivery of certificates representing, the Shares shall be made at the office of Latham & Watkins LLP, Washington, D.C. (“Underwriter’s Counsel”), or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the third or (as permitted under Rule 15c6-1 under the Exchange Act) fourth business day following the date of the determination of the public offering price, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

(c) Payment of the purchase price for the Shares shall be made by wire transfer in same day funds to the Company upon delivery of certificates for the Shares to the Underwriter through the facilities of The Depository Trust Company for the account of the Underwriter. Certificates for the Shares shall be registered in such name or names and shall be in such denominations as the Underwriter may request at least two business days before the Closing Date. The Company will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

3. Offering. Upon authorization of the release of the Shares by the Underwriter, the Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus Supplement.

4. Covenants of the Company.

(a) The Company covenants and agrees with the Underwriter that:

(i) The Registration Statement and any amendments thereto has been declared effective, and if Rule 430A is used or the filing of the Prospectus Supplement is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus Supplement (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434, and the Prospectus Supplement shall not be “materially different” (as such term is used in Rule 434) from the Prospectus included in the Registration Statement at the time it became effective.

The Company will notify the Underwriter immediately (and, if requested by the Underwriter, will confirm such notice in writing) (A) when any post-effective amendment to the Registration Statement becomes effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus Supplement or for any additional information, (C) of the mailing or the delivery to the Commission for filing of the Prospectus Supplement or any amendment of or supplement to the Registration Statement or the Prospectus Supplement, including but not limited to Rule 462(b) under the Securities Act, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (E) of the receipt of any comments or inquiries from the Commission, and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any post-effective amendments to the Registration Statement or any amendment of or supplement to the Prospectus Supplement (including any revised prospectus supplement which the Company proposes for use by the Underwriter in connection with the offering of the Shares which differs from the prospectus supplement filed with the Commission pursuant to Rule 424(b), whether or not such revised prospectus supplement is required to be filed pursuant to Rule 424(b)) to which the Underwriter or Underwriter’s Counsel shall reasonably object after being timely furnished in advance a copy thereof. The Company will provide the Underwriter with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Underwriter a reasonable opportunity to review and comment thereon.

(ii) The Company shall comply with the Securities Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus Supplement. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus Supplement as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with applicable law it shall be necessary at any time to amend or supplement the Prospectus Supplement or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus Supplement or in any amendment thereof or supplement thereto, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 4(a)(i) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii) The Company will promptly deliver to the Underwriter a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to the Underwriter such number of copies of the Prospectus Supplement, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus Supplement or any amendment thereof or supplement thereto, as the Underwriter may reasonably request. Prior to 3:00 P.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus Supplement in New York City in such quantities as the Underwriter may reasonably request.

(iv) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Underwriter may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(v) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs (or if such fiscal quarter is the Company’s fourth fiscal quarter, no later than 90 days after the end of such quarter), an earnings statement of the Company complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158).

(vi) During the period of 90 days from the date of the Prospectus Supplement, without the prior written consent of the Underwriter, the Company (A) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any shares of Class A common stock of the Company or any securities convertible into or exercisable or exchangeable for such Class A common stock, or make any announcement of any of the foregoing, (B) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any shares of Class A common stock of the Company or any securities convertible into or exercisable or exchangeable for such Class A common stock, and (C) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of shares of Class A common stock of the Company or any securities convertible into or exercisable or exchangeable for such Class A common stock, whether or not such transaction is to be settled by delivery of shares of Class A common stock of the Company or any securities convertible into or exercisable or exchangeable for such Class A common stock, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Annex IV or Annex V hereto, as applicable, of each of its officers and directors and American Honda Motor Co., Inc, as detailed on Schedule 1 attached hereto, not to engage in any of the aforementioned transactions on their own behalf, other than the sale by the Company of Shares as contemplated by this Agreement and the Company’s issuance of Common Stock (A) upon the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (B) upon the exercise of currently outstanding options; (C) upon the exercise of currently outstanding warrants; (D) upon the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, and (E) as an incentive to induce the conversion of securities convertible or exercisable into the Company’s Class A common stock, including any outstanding warrants, with respect to clauses (A) through (D), each as described in the Registration Statement and the Prospectus Supplement. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans, Form S-4 relating to corporate reorganizations or other transactions under Rule 145 or Form S-3 relating to a universal shelf, provided, however, that no offerings of the Company’s Class A common stock or any securities convertible into or exercisable or exchangeable for such Class A common stock may be undertaken pursuant to any such universal shelf during the aforementioned time period.

(vii) During the period of five years from the date of the Prospectus Supplement, the Company will furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriter (A) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission), provided, however, that if any such information is confidential in nature the Underwriter shall enter into a customary confidentiality agreement, at the reasonable request of the Company, relating thereto.

(viii) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(ix) The Company, during the period when the Prospectus Supplement is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Securities Act Regulations within the time periods required thereby.

(x) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

(xi) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus Supplement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus Supplement and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 4(a)(iv) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky survey; (v) all fees and expenses in connection with listing the Shares on the NASDAQ; (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (vii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30

P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus Supplement shall have been filed with the Commission in a timely fashion in accordance with Section 4(a)(i) hereof and a form of the Prospectus Supplement containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and, to the Company’s knowledge after due inquiry, no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date the Underwriter shall have received the favorable written opinion of Hogan & Hartson L.L.P., counsel for the Company, dated the Closing Date addressed to the Underwriter in the form attached hereto as Annex I and the negative assurance letter dated the Closing Date addressed to the Underwriter in the form attached hereto as Annex II.

(c) At the Closing Date the Underwriter shall have received the favorable written opinion of Pillsbury Winthrop Shaw Pittman L.L.P., regulatory counsel for the Company, dated the Closing Date addressed to the Underwriter in the form attached hereto as Annex III.

(d) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s Counsel, and the Underwriter shall have received from Underwriter’s Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus Supplement and such other related matters as the Underwriter may require, and the Company shall have furnished to Underwriter’s Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) At the Closing Date the Underwriter shall have received (1) a certificate of the Chief Executive Officer and Chief Financial Officer or the Chairman of the Board and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are true and correct, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus Supplement pursuant to the Securities Act Regulations that have not been included as required and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement there has not been any material adverse change or any development that is reasonably likely to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, individually or taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus; and (2) a certificate, dated the Closing Date, signed by the Company’s Secretary, in form and substance reasonably satisfactory to the Underwriter.

(f) At the time this Agreement is executed and at the Closing Date, the Underwriter shall have received a comfort letter, from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel.

(g) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, individually or taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(h) No downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i) The Underwriter shall have received a duly executed lock-up agreement from each of its officers and directors and American Honda Motor Co., Inc, as detailed on Schedule 1 hereto, in each case substantially in the form attached hereto as Annex IV or V, as appropriate.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(k) The Company shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(l) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7. Indemnification

(a) The Company shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus Supplement, or in any supplement thereto or amendment thereof, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 1(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof or the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 1(b) hereof. This indemnity will be in addition to any liability that the Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Underwriter, any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter in connection with the offering of the Shares shall be deemed to be the ratio that (x) (1) with respect to the Company, the net proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (2) with respect to the Underwriter, the total underwriting discounts and commissions received by the Underwriter, bears to (y) the aggregate public offering price of the Shares, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault of each of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter further agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement or in certificates of officers of the Company or any subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Sections 1 and 2, the agreements contained in Sections 5, 7, 8, 9 and 10, and the provisions of Sections 11 through 16, inclusive, hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 hereof.

10. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) if trading on The New York Stock Exchange (“the NYSE”) or The NASDAQ National Market (the

“NASDAQ”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 10 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriter in connection herewith.

11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o UBS Securities LLC, 299 Park Avenue, New York, NY 10171, with a copy to Underwriter’s Counsel at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Marc D. Jaffe, telecopy number (212) 751-4864;

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Joseph Titlebaum, Executive Vice President, General Counsel and Secretary, telecopy number: (202) 380-4534, with a copy to Hogan & Hartson L.L.P, 555 Thirteenth Street, Washington, D.C. 20004, Attention: Steven Kaufman, telecopy number: (202) 637-5910;

Any such notices and other communications shall take effect at the time of receipt thereof.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving any effect to any provisions thereof relating to conflicts of law. Each of the Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Joseph M. Titlebaum
Name:	Joseph M. Titlebaum
Title:	Executive Vice President, General Counsel and Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

UBS Securities LLC

By:	/s/ Jeff Sine
Name:	Jeff Sine
Title:	Vice Chairman

By:	/s/ Reznan Mirza
Name:	Reznan Mirza
Title:	Director

ANNEX I

Form of Opinion of Hogan & Hartson LLP

1. Each of the Company, XM Satellite, XM Radio and XM Innovations was incorporated, and is validly existing and in good standing as of the date of the applicable telecopy specified in paragraphs 19 and 20 above, under the laws of the State of Delaware. Each of XM Equipment and XM Eckington was organized, and is validly existing and in good standing as of the date of the applicable telecopy specified in paragraph 20. Each of the Company, XM Satellite, XM Radio and XM Innovations has the corporate power and corporate authority under the Company Certificate of Incorporation, the XM Satellite Certificate of Incorporation, the XM Radio Certificate of Incorporation and the XM Innovations Certificate of Incorporation, respectively, and the Delaware General Corporation Law to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. Each of XM Equipment and XM Eckington have the limited liability company power and limited liability company authority under the XM Equipment Certificate of Formation and the XM Equipment Operating Agreement, and the XM Eckington Certificate of Formation and the XM Eckington Operating Agreement, respectively, and the Delaware LLC Act to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement. The Company, XM Radio and XM Eckington are authorized to transact business as foreign corporations in the District of Columbia as of the date of the certificates specified in paragraphs 21 and 23 above, respectively. XM Satellite is authorized to transact business as a foreign corporation in the District of Columbia, the State of Florida, the State of Michigan and the Commonwealth of Virginia as of the respective dates of the certificates and written confirmations specified in paragraph 22 above.

2. All shares of capital stock of the Company shown as issued and outstanding on an actual basis under the caption “Capitalization” in the Prospectus Supplement are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable and were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares.

3. All of the issued and outstanding shares of capital stock of XM Satellite have been duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of XM Satellite’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by the Company, except as disclosed in the Prospectus Supplement.

4. All of the issued and outstanding shares of capital stock of XM Radio have been duly authorized and, assuming the receipt of consideration therefor as provided in the

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organizational actions taken by the sole incorporator of XM Radio authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

5. All of the issued and outstanding shares of capital stock of XM Innovations have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole incorporator of XM Innovations authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

6. All of the issued and outstanding limited liability interests of XM Equipment have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Equipment authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by XM Satellite, except as disclosed in the Prospectus Supplement.

7. All of the issued and outstanding limited liability interests of XM Eckington have been duly authorized and, assuming the receipt of consideration therefor as provided in the organizational actions taken by the sole member of XM Eckington authorizing issuance thereof, are validly issued, were not issued in violation of any statutory preemptive rights under the Delaware LLC Act or, to our knowledge, any contractual right to subscribe for any of such limited liability interests, and are owned of record by the Company, except as disclosed in the Prospectus Supplement.

8. To our knowledge, none of the Company or any of the XM Subsidiaries have issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company or any of the XM Subsidiaries, respectively, except as described in the Prospectus Supplement (other than options issued pursuant to the Company’s 1998 Shares Award Plan, Employee Stock Purchase Plan and Talent Option Plan).

9. The Company has the corporate power and corporate authority under the Company Certificate of Incorporation and the Delaware General Corporation Law to execute, deliver and perform as of the date hereof its obligations under the Agreement and to consummate the transactions contemplated by the Agreement, including, without limitation, to issue, sell and deliver the Shares as provided therein. When issued in accordance with the provisions of the Agreement, the Shares will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law, will not be issued in violation of any statutory preemptive rights under the Delaware General Corporation Law or, to our knowledge, any contractual right to subscribe for such shares and will be free and clear of any liens or encumbrances and statutory restrictions.

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10. The Agreement has been duly authorized, executed and delivered on behalf of the Company.

11. The Registration Statement has become effective under the Securities Act, the required filings of the Prospectus Supplement pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

12. The Registration Statement, Prospectus and the Prospectus Supplement (except for the financial statements and supporting schedules included or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

13. The execution, delivery and performance on the date hereof by the Company of the Agreement and the consummation by the Company of the transactions therein contemplated (including the issuance and sale of the Shares) do not (i) violate the Company Certificate of Incorporation or Company Bylaws, (ii) breach or constitute a default under any Filed Contract, (iii), violate any Applicable Law, or, to our knowledge, any order, judgment or decree applying Applicable Law of any federal or State of Delaware court or governmental or regulatory authority having jurisdiction over the Company, any of the XM Subsidiaries or any of their respective properties or assets, or (iv) to our knowledge, result in the imposition of a lien or encumbrance on any property or assets of the Company or any of the XM Subsidiaries, except for such violations, breaches, defaults or impositions referred to in clause (ii) of this paragraph (m) that (X) would not, singly or in the aggregate, have a Material Adverse Effect or (Y) are disclosed in the Prospectus Supplement.

14. No approval or consent of, or registration or filing with, any federal agency, court, or regulatory authority (other than the Federal Communications Commission or any state or local communications authority, as to which we express no opinion) having jurisdiction over the Company under any Applicable Law, or the Office of the Secretary of State of the State of Delaware is required to be obtained or made by the Company in connection with the execution, delivery and performance (including the issuance and sale of the Shares) as of the date hereof by the Company of the Agreement, except: (i) such as may be required under federal securities statutes and regulations (certain matters with respect to which are addressed elsewhere in this opinion) or state securities or blue sky statutes and regulations (as to which we express no opinion) or (ii) such as have been obtained or made or have been disclosed in the Prospectus Supplement.

15. None of the Company or the XM Subsidiaries is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

16. Except as set forth in the Agreement or in the Prospectus Supplement, to our knowledge, there are no holders of any securities of the Company who, by reason of the execution, delivery or performance as of the date hereof by the Company of the Agreement, have the right (which has not been waived) to request or demand that the Company register under the Securities Act securities held by them.

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17. The information incorporated by reference in the Prospectus Supplement from the Company’s Annual Report on Form 10-K filed with the SEC on March 4, 2005 under the following captions (or, as applicable, certain portions of such information as indicated below), to the extent that such information constitutes matters of law or legal conclusions, or purports to describe certain provisions of specified documents, has been reviewed by us, and is correct in all material respects: “Risk Factors—Large payment obligations under our distribution agreement with General Motors may prevent us from becoming profitable or achieving profitability in a timely manner” and “Management—Shareholders and Noteholders Agreement.”

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ANNEX II

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that (i) the Registration Statement, at the time it became effective or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus Supplement, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus Supplement, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data contained or incorporated by reference in or omitted from the Registration Statement or Prospectus Supplement.

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ANNEX III

Form of Opinion of Pillsbury Winthrop Shaw Pittman L.L.P.

1. Except as set forth in the Prospectus Supplement under the captions “Risk Factors—Failure to comply with FCC requirements could damage our business” and “Business—Regulatory Matters,” (i) XM Radio holds all authorizations necessary to construct, launch, and operate a Satellite Digital Audio Radio Service system and offer a subscription service on a non-common carrier basis, and all such authorizations are in full force and effect, and (ii) the FCC has assigned XM Radio two orbital locations at 85 degrees W.L. and 115 degrees W.L. for XM Radio’s two satellites and the frequency band 2332.5-2345 MHz to provide such Satellite Digital Audio Radio Service. The term “full force and effect” means only the following: (1) the orders issuing the FCC licenses have become effective under 47 C.F.R. § 1.102; (2) all express FCC-imposed conditions precedent have been satisfied; (3) no stay of effectiveness has been issued; and (4) the FCC licenses have not expired by their own terms or been invalidated or modified by any subsequent FCC action.

2. Except for such FCC consents, approvals, authorizations or orders that have already been obtained, no consent, approval, authorization or order of the FCC is required to be obtained by Holdings, the Company or XM Radio under the Communications Laws for the consummation of the transactions contemplated under the Underwriting Agreement. Please be advised that, from time to time, Holdings, the Company or XM Radio may be required to obtain certain FCC authorizations that would be required in the ordinary course of business.

3. The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated thereunder, by Holdings, the Company and XM Radio do not and will not violate any provision of the Communications Laws.

4. The statements set forth in the Prospectus Supplement under the captions “Risk Factors—Failure to comply with FCC requirements could damage our business” and “Business—Regulatory Matters,” insofar as such statements constitute a summary of material (a) legal matters, (b) documents, or (c) proceedings under the Communications Laws, fairly present the information contained under such captions in light of the circumstances in which such statements are made.

5. Except as set forth in the Prospectus Supplement, to our knowledge, there is no investigation or complaint before the FCC pending or threatened in writing that is specifically directed against or in respect of Holdings, the Company or XM Radio, or any of the FCC licenses held by XM Radio that would reasonably be expected to result in the revocation of any FCC authorizations or otherwise to materially impair the operations of Holdings, the Company or XM Radio taken as a whole.

ANNEX IV

XM Satellite Radio Holdings, Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

UBS Securities LLC

299 Park Avenue

New York, NY 10171

Dear Sirs:

The undersigned understands that UBS Securities LLC (the “Underwriter”), has entered into an Underwriting Agreement with XM Satellite Radio Holdings Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of the Company’s Class A common stock, par value $.01 per share (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (File No. 333-114178). The undersigned is a holder of securities of the Company and wishes to facilitate the Offering and recognizes that the Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce you to act as Underwriter in connection with the Offering, the undersigned hereby agrees, for the benefit of the Company and the Underwriter, that during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, directly or indirectly, without the prior written consent of the Underwriter, offer, sell, contract to sell, swap, make any short sale, pledge, establish or increase an open “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to shares of Common Stock within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant or solicit any option to purchase, borrow or otherwise enter into any derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether or not such transaction is to be settled by delivery of shares of Common Stock, other securities, cash or other consideration, or otherwise dispose (or publicly announce the undersigned’s intention to do any of the foregoing) of, directly or indirectly, any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock or other capital stock of the Company that the undersigned currently beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or may beneficially own, directly or indirectly, in the future; provided that the foregoing shall not prohibit (1) any conversion of the Company’s Series A convertible preferred stock, Series B convertible redeemable preferred stock, Series C convertible redeemable preferred stock or Class B common stock into Common Stock or (2) transfers of shares of Common Stock or Common Stock equivalents to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the undersigned and immediate family members of the undersigned provided further that (i) the trust agrees to enter into a lock-up letter substantially in the form of this letter and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report on Form 4

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under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred in the foregoing sentence. Immediate family member of a person means the spouse, lineal descendants, father, mother, brother, sister, family-in-law, mother-in-law, brother-in-law and sister-in-law of such person.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Common Stock for which the undersigned is the record holder and, in the case of Common Stock for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Common Stock. The undersigned hereby further agrees that, without the prior written consent of the Underwriter, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of Common Stock and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of Common Stock.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

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ANNEX V

Lock up Agreement of American Honda Motor Co., Inc.

XM Satellite Radio Holdings, Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

UBS Securities LLC

299 Park Avenue

New York, NY 10171

Dear Sirs and Mesdames:

The undersigned understands that UBS Securities LLC (the “Underwriter”), has entered into an Underwriting Agreement with XM Satellite Radio Holdings Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of the Company’s Class A common stock, par value $.01 per share (the “Common Stock”) pursuant to a Registration Statement on Form S-3: File No. 333-114178.

To induce the Underwriter to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, delayed, or conditioned, it will not, and will not permit its subsidiaries to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option contract to sell, grant any option, right or warrant to purchase, lend, establish or increase an open “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to shares of Common Stock within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering. Nothing herein shall prohibit any conversion of the Company’s Series A convertible preferred stock, Series B convertible redeemable preferred stock, Series C convertible redeemable preferred stock, Class B common stock or 10% Senior Secured Discount Convertible Notes due 2009.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Common Stock for which the undersigned is the record holder and, in the case of Common Stock for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Common Stock. The

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undersigned hereby further agrees that, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, delayed, or conditioned, during the Lock-Up Period the undersigned will not, nor will it permit any of its subsidiaries to (x) file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of Common Stock and (y) exercise any rights the undersigned or a subsidiary may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of Common Stock, other than “piggy-back” registration rights on future issuances of Common Stock by the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

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SCHEDULE 1

1.   Gary Parsons

2.   Hugh Panero

3.   Nathaniel Davis

4.   Thomas Donohue

5.   Eddy Hartenstein

6.   George Haywood

7.   Chester Huber

8.   John Mendel

9.   Jarl Mohn

10. Pierce Roberts, Jr.

11. Jack Shaw

12. Stephen Cook

13. Joseph Euteneuer

14. Stelios Patsiokas

15. Joseph Titlebaum

16. Erik Logan Toppenberg

17. American Honda Motor Co., Inc.

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